EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-56519) and the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18411) of Brilliant Digital Entertainment, Inc. of our report dated 25 June 1999 relating to the financial statements of Trojan Television Limited which appears in the Current Report on Form 8-K of Brilliant Digital Entertainment, Inc. dated July 1, 1999.

/s/ Edwards & Co.

Edwards & Co
London, England
July 1, 1999